® Exhibit 99.1

1
Telos Corporation Overview
Employees
•
Approximately 650 worldwide
•
80% have clearances/credentials
Corporate headquarters in
Ashburn, VA
•
Facilities in NJ, CA, MA, MD, VA,
AL, TX and the Philippines
•
Three Top Secret facility clearances
Research, development and training
•
Innovation labs across the company
•
Training centers

2
Telos Pre-1995 Business
A highly leveraged LBO with low-margin,
manpower-intensive businesses
T&M contract development efforts
Software quality assurance services
Rugged hardware
manufacturer and
reseller
Hardware maintenance
Consulting services

1995: Re-Creating Telos
Telos began to sell off
or close non-core
businesses to pay down
debt and begin building
advanced technology
security solutions.
3
Acquire a
contract
Build critical
mass of IP
Leverage
IP to
acquire
new
customers
Add
additional
capabilities

USR5462 46%
Ahead 27%
53%

WELCOME
FORT DIX

Telos

15 Year Overnight Success! Dramatic transition from low end reseller/integrator to security solutions provider… all organic 4 danets
www.danets.com

USR5462 46%
Ahead 27%
SANDOZ 53%
WGWL 12%
FZ_Matten 22%
kiffkaff 33%
LILY'S 43%

TJX THE TJX COMPANIES, INC.
T·J·maxx
Marshalls.
HomeGoods
AJWright

VISA
citi

Heartland PAYMENT SYSTEMS™
The Highest Standards | The Most Trusted Transactions

Telos

WarDriving Unsecured wireless networks jeopardize personal information and cost businesses millions in fines, lost business, goodwill. 5 phishing malware worm trojan
malware worm trojan virus spam
worm trojan virus spam hackers
virus spam hackers spyware security
spam hackers spyware security rootki
hackers spyware security rootkit

Telos

Industrial Infrastructure Attacks New era of cyber warfare targets industrial software and systems in factories, chemical plants, pipelines, oil refineries, nuclear refineries. 6

WELCOME TO FORT DIX

WELCOME TO FORT DIX

BLACK
SUNDAY

Telos

Domestic Terrorism Emerged in the 1990s with first WTC and Oklahoma City bombings, literally exploded with 9/11 attacks; continuing threats such as Fort Dix, NJ. 7

Message/Data Authentication “How do I know you are who you say you are? How do I know I’m acting and making decisions based on viable, authentic data?” 8

Loss of Confidential Information Data and information that aren’t secured against unauthorized access can be compromised with global consequences. 9

2011: Telos Today
Provider
of advanced
technology solutions
that secure the vital
assets of the world’s
most demanding
enterprises,
including the critical
operational and
tactical systems of
military, intelligence
and civilian agencies.
10
Secure Network
Solutions
Secure
Messaging
Solutions
Information
Assurance
Solutions
Identity
Management
and Access
Solutions

11 …Networks …Communications …Systems …Access Telos Today Telos advanced technology solutions secure critical assets by protecting… Solutions that empower and protect the enterprise™

12
Trends
Additional modalities for messaging
Information assurance goes continuous
and offensive
Touch secure mobile applications continue
network extension
Identity vetting as a service and mobile
enrollment solutions

Telos Revenue 2007-2010 $Millions 13 0 50 100 150 200 250 300 2007 2008 2009 2010

Telos Financial Performance 2007-2010
$Millions
14
38
40
42
44
46
48
2007 2008 2009 2010
* Operating EBITDA includes Non-Controlling Interest
0%
5%
10%
15%
20%
25%
Gross Margin
Gross Margin %
Operating
EBITDA%*

Telos Financial Performance YTD June 2010-2011
$Millions (unaudited)
15
17
18
19
20
21
22
23
24
Six Months Ended 6/30/10 Six Months Ended 6/30/11
* Operating EBITDA includes Non-Controlling Interest
0%
5%
10%
15%
20%
25%
30%
Gross Margin
Gross Margin %
Operating
EBITDA%*

Telos®

Advanced technology solutions
that **protect your vital assets**™

www.telos.com john.wood@telos.com (703) 724-3711 @john_b_wood Communications | Systems | Networks | Access